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                                                                Exhibit 10.17

                          SECOND AMENDMENT TO SUBLEASE

      This Second Amendment to Sublease (the "Second Amendment") is entered into as of March 21, 2000 by and between Genzyme Corporation, a Massachusetts corporation (the "Sublessor") and Dyax Corp., a Delaware corporation (the "Sublessee"). The effective date of this Second Amendment is January 1, 2000. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Sublease (as defined below).

      WHEREAS, a Sublessor and Sublessee entered into a Sublease dated September 21, 1996 (the "Sublease") with respect to premises consisted of approximately 16,183 square feet located in the Fifth Floor of Building 600 at One Kendall Square, Cambridge, Massachusetts;

      WHEREAS, Sublessor and Sublessee amended the Sublease pursuant to a Letter Agreement dated as of January 23, 1998 with an effective date of December 31, 1997; and

      WHEREAS, Sublessor and Sublessee wish to further amend certain provisions of the Sublease, as amended.

      NOW THEREFORE, in consideration for the foregoing premises and the following covenants and promises, the parties agree and acknowledge as follows:

      1. The expiration date of the Sublease is hereby extended from December 31, 1999, through and including June 30, 2001 (such extension period is referred to as the "Extended Term").

      2. Sublessee shall have the option to extend the Extended Term for six (6) additional one month periods commencing on July 1, 2001 (each such additional one month period is referred to as an "Option Term"). Not less than ten (10) days prior to the expiration of the Extended Term or any Option Term, Sublessee shall provide Sublessor with written notice of its intention to either (i) terminate the Sublease at the end of the Extended Term or the Option Term, or
(ii) continue the Sublease for the next Option Term. In no event shall Sublessee have the right to extend the Term of the Sublease beyond December 31, 2001.

      3. The Rent payable by the Sublessee to Sublessor for the Premises shall be $647,320 per annum ($40.00 per square foot or $53,943.33 per month).

      4. Except as specifically amended hereby, the Sublease remains unchanged and in full force and effect.

      5. This Second Amendment shall not be effective until and unless Prime Lessor has given its consent hereto. Sublessor shall not be responsible for the failure of Prime Lessor to consent to this Second Amendment.
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      IN WITNESS WHEREOF, this Second Amendment has been executed as of the date first set forth above.

                                          Sublessor:

                                          GENZYME CORPORATION

                                          By: /s/ Frank Ollington
                                             -------------------------------
                                          Name:
                                          Title:


                                          Subtenant:

                                          DYAX CORP.

                                          By: /s/ Henry E. Blair
                                              ------------------------------
                                          Name:
                                          Title:


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